Exhibit 3.1

Franklin Electronic Publishers, Incorporated

Amendment to By-Laws

Section 3-02. Annual Meeting. An annual meeting of the shareholders shall be held each year at such time and on such date as shall be designated by resolution of the Board of Directors, not later than five (5) months after the end of the corporation’s fiscal year, for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with Section 3-15 herein. If a meeting for the election of directors shall not be held before the end of any calendar year, any shareholder may call such meeting at any time thereafter.

Section 3-03. Special Meetings. Special meetings of the shareholders may be called at any time by the President, or a majority of the Board of Directors, or the holder or holders of not less than one-fifth (or such smaller fraction as may be provided by law in particular cases) of all the shares of the corporation outstanding and entitled to vote at the particular meeting. If called by shareholders such request shall be in writing delivered to the Secretary of the corporation and shall state the time, place and purpose or purposes of the meeting in accordance with Section 3-15 herein; and it shall be the duty of the Secretary to call such meeting to be held not less than ten (10) days nor more than sixty (60) days after receipt of the request. If the Secretary shall neglect or refuse to issue such call the person or persons making the request may do so.

Section 3-15. Order of Business/Notice of Shareholder Business and Nominations. (a) The Chairman of the Board of Directors, or such other officer of the corporation designated from time to time by a majority of the total number of Directors that the corporation would have if there were no vacancies on the Board of Directors, will call meetings of shareholders to order and will act as presiding officer thereof and may adjourn any meeting of shareholders from time to time. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxy holders) that may attend any such shareholders’ meeting, by ascertaining whether any shareholder or his or her proxy holder may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders, by ruling on all procedural questions that may arise during or in connection with the meeting, by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting.

(b) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of a majority of the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 3-15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 3-15.

(2) For any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 3-15(b)(1)(iii) , the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, with respect to shares of stock of the corporation, (E) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (G) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 3-15(b) shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of Section 3-15(b)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice in the form required by this Section 3-15 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(c) Special Meetings of Shareholders. Special meetings of shareholders may be called by such persons and in such manner as provided for in Section 3-03. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting as provided in Section 3-04. For business (other than the nomination of directors) to be properly brought by a shareholder before a special meeting of shareholders, the shareholder must have given timely notice and have complied with the procedures set forth in Section 3-15 and such business must constitute a proper matter for shareholder action. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting called by or at the direction of a majority of the Board of Directors or the shareholders pursuant to Section 3-03 and Section 3-04 hereof, provided that if at the direction of a shareholder, such shareholder is a shareholder of record at the time the notice provided for in this Section 3-15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and on such election and who complies with the notice procedures set forth in this Section 3-15. In the event a shareholder calls a special meeting of shareholders in accordance with Section 3-03, Section 3-04 and Section 3-15 hereof, the corporation shall make a public announcement of such special meeting of shareholders within 3 business days of receipt of a notice, to be held at a date determined by the Secretary of the Corporation In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by Section 3-15(b)(2) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 3-15 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3-15. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3-15 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by Section 3-15(b)(2)(iii)(F) ) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 3-15, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3-15, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3-15, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2) For purposes of this Section 3-15, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 3-15 a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3-15; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3-15 (including paragraphs (b)(1)(iii) and (c) hereof), and compliance with paragraphs (b)(1)(iii) and (c) of this Section 3-15 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (b)(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 3-15 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.